As filed with the Securities and Exchange Commission on January 18 , 200 8

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

____________________________

FORM SB-2 /A

Amendment No 1

_____________________________

KERRISDALE MINING CORPORATION

(Name of small business issuer in its charter)

NEVADA	1041	98-0557582
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)
750 West Pender Street, Suite 804 Vancouver, British Columbia Canada V6C 2T7 (604) 682-2928 (Address and telephone number of principal executive offices and principal place of business)
Gary S. Joiner Frascona Joiner Goodman and Greenstein, P.C 4750 Table Mesa Drive Boulder, CO 80305 T: (303) 494-3000 F: (303) 494-6309 (Name, address and telephone number of agent for service)

Approximate Date Of Proposed Sale To The Public: From time to time after this registration statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ x ]

- i -

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common stock	2,200,000	$0.02	$44,000	$1.35

(1)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

- ii -

PROSPECTUS

KERRISDALE MINING CORPORATION

2,200,000 SHARES OF

COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. We will not receive any proceeds from this offering.

The selling shareholders will sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices. This price was arbitrarily determined by management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value. This offering will terminate upon the earlier of (i) the date on which all selling shareholders have sold their shares, (ii) the first anniversary of the date of this prospectus, or (iii) we decide to terminate the registration of the shares.

Our common stock is presently not traded on any market or securities exchange.

Prospective investors should carefully consider all of the factors set forth in “Risk Factors” commencing on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus shall not be used before the effective date of the registration statement.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED ________, 200 8

- iii -

TABLE OF CONTENTS

SUMMARY

5

RISK FACTORS

6

USE OF PROCEEDS

10

DETERMINATION OF OFFERING PRICE

10

DILUTION

10

SELLING SHAREHOLDERS

10

PLAN OF DISTRIBUTION

14

LEGAL PROCEEDINGS

16

DIRECTORS AND EXECUTIVE OFFICERS

17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

18

DESCRIPTION OF SECURITIES TO BE REGISTERED

18

INTEREST OF NAMED EXPERTS AND COUNSEL

19

DISCLOSURE OF COMMISSION POSITION OF  INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

19

DESCRIPTION OF BUSINESS

19

PROPERTY GEOLOGY

24

MANAGEMENT'S DISCUSSION AND ANALYSIS

27

DESCRIPTION OF PROPERTY

28

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

29

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

29

EXECUTIVE COMPENSATION

29

LEGAL MATTERS

30

EXPERTS

30

Until 90 days after the effective date, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

- iv -

SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Kerrisdale Mining Corporation

750 West Pender Street, Suite 804

Vancouver, British Columbia, Canada V6C 2T7

(604) 682-2928

The Company

Kerrisdale Mining Corporation (“us,” “we,” the “Company,” “Kerrisdale”) was incorporated on December 19, 2006 under the laws of the State of Nevada.   We plan to commence operations in the mineral exploration business, but to date have not conducted any exploration activities. We do not own any interest in any property, but merely have the right to conduct exploration activities on one property which is a mineral claim containing 369.5 hectares (approximately 910 acres) located in the south-centre region of British Columbia, Canada (the “Kerrisdale Property”).  We intend to explore for copper and gold on the property and, in the event we discover mineral reserves which demonstrate economic feasibility, intend to seek to exploit such reserves.  We believe that our exploration program should take approximately 365 days, weather permitting.

The Offering

Common stock offered by shareholders

The selling shareholders are offering up to 2,200,000 shares of our common stock for sale to the public at a price of $0.02 per share. There are no minimum purchase requirements and no arrangements to place any of the proceeds of the offering in escrow.  All proceeds will go to the selling shareholders.  We will not receive any proceeds.

Common stock currently outstanding	We currently have 4,200,000 shares issued and outstanding. No new shares will be issued pursuant to this offering.

Selling shareholders

The selling shareholders are required to sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices.

No trading market

Our common stock is not quoted on the OTC Bulletin Board, or listed on any exchange, and there is not currently any public market for its stock.  It intends to seek to have its shares approved for trading on the over-the-counter bulletin board (“OTCBB”) by finding a broker who will make an application to quote its shares thereon.

Risk factors

Investment in our common stock involves a high degree of risk. Among the significant risk factors are: (i) the fact that there is not currently a public market for shares of our common stock and no assurance that such a market will develop in the future; (ii) the fact that we have no operating history; and (iii) the fact that we will require substantial working capital to fund our business and there is no assurance that we will be able to obtain the necessary working capital (See “Risk Factors” for additional information).

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

Balance Sheet	Three Month Period Ended October 31, 2007	Period from Inception (December 19, 2006) to July 31, 2007 (audited)

Cash	$ 29,494	$ 30,354
Total Assets	$ 29,495	$ 30,354
Total Liabilities	$ 0	$ 0
Stockholder’s Equity	$ 29,495	$ 30,354

Statement of Operations	Three Months Ended October 31, 2007	Period from Inception (December 19, 2006) to October 31, 2007

Revenues	$ 0	$ 0
Total Operating

Expenses	$ 859	$ 4,596
Net Loss	$ (859)	$ (4,596)

RISK FACTORS

This investment has a high degree of risk. Before you invest, you should carefully consider the risks and uncertainties described below and the other information in this prospectus. We believe the following risk factors are all of the material risk factors involved in purchasing our shares. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

If we do not obtain additional financing, our business will fail.

Our current funds are less than necessary to complete the exploration of the mineral claim, which we have the right to explore.  Therefore we will need to obtain additional financing in order to complete our business plan. As of October 31, 2007, we had cash in the amount of $ 29,495 We estimate the cost of core drilling to be approximately $20 per foot drilled, and we will require additional financing to complete the explore the Kerrisdale Property.  If we cannot obtain the funds necessary to complete core drilling and analysis of the core samples, we will not be able to complete our business plan or achieve or sustain profitability.

We do not currently have any arrangements for financing, and we can provide no assurance to investors that we will be able to find such financing if required.

Because we have not commenced our planned business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of the Kerrisdale Property and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on December 19, 2006 and to date have been involved primarily in organizational activities.

We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from minerals on the Kerrisdale Property, we will not be profitable. Our ability to continue operations may be jeopardized.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we cannot provide investors with assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mineral concessions and the unique difficulties and uncertainties inherent in the mineral exploration business, there is substantial risk that no commercially exploitable minerals will be found and that this business will fail.

Exploration for minerals is a speculative venture involving substantial risk.  New mineral exploration companies encounter difficulties, and there is a high rate of failure of such enterprises.  The expenditures we may make in the exploration of Kerrisdale Property may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates. In addition, problems such as unusual or unexpected mineral formations and other geological conditions often result in unsuccessful exploration efforts. In such a case, we may be unable to complete our business plan.  In addition, the search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins, the use of explosives, waste disposal, worker safety and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of ore, we may not be able to successfully obtain commercial production.

The Kerrisdale Property does not contain any known mineral reserves. If our exploration programs are successful in establishing mineral reserves capable of commercial production, we plan to seek to locate a joint venture partner who will fund the commercialization of the Kerrisdale Property.  However, we have not entered into any negotiations with any potential joint venture partner and there is no guarantee that we would be able to find such a joint venture partner to fund the commercialization of the property.   If we do not find a joint venture partner, we will not have enough funds to commercialize the property, and we may have to cease operations or find an alternative method of fund raising.

As we undertake exploration activities, we will be subject to compliance with government regulations that may increase the anticipated cost of our exploration program.

There are several governmental regulations that materially restrict mineral exploration or exploitation. We will be subject to federal, provincial, and local mining laws in Canada as we carry out our exploration program. Under Canadian mining law, engaging in certain types of exploration requires work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land.

While our planned exploration program includes a budget for regulatory compliance, there is a risk that new regulations could increase our costs of doing business and prevent us from carrying out our exploration program.  In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

The production of minerals in British Columbia requires the approval of applicable governmental agencies. If we are unable to obtain such approval, we will not be able execute our business plan, and we will cease operations.

If we discover mineral reserves, of which there is no guarantee, we will be required to seek governmental approval before production of minerals begins.  There is no guarantee that we will obtain this approval. The costs and delay of obtaining such approval cannot be known in advance but could potentially have a material effect on our business operations. Accordingly, we may not become profitable even if we do locate minerals on our property due to the potential withholding of such production approval.

We currently depend on a single property.  If we do not find commercial reserves of ore on this property, we will not be able to generate revenue and may have to cease operations.

At the present time we do not own any mineral claims and only have the right to explore a single property.  Unless we acquire an ownership interest or the right to explore another property, which currently is not likely, we will be solely dependent upon making a discovery at the Kerrisdale Property for the furtherance of our business plan.  If we make an economic find at the Kerrisdale Property, we would then be solely dependent upon a single mining operation for our revenue and profits, if any.

Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our directors and officers each have other business interests and each of them intends to devote only approximately 10% of his time to our affairs.  Due to this limited involvement, our activities may be sporadic or be periodically interrupted or suspended, which could cause our business to fail.

Risks Relating to Our Common Stock:

Because our assets and operations are located outside the U.S. and both of our officers and directors are non-U.S. citizens living outside of the U.S., U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against us and our non-U.S. resident directors.  U.S. laws and/or judgments might not be enforced against us in foreign jurisdictions.

All of our operations are conducted outside of the United States, and all of our assets are located outside the United States.   In addition, neither of our officers or directors is a U.S. citizen and both of them reside outside the United States. As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against us or against any of our individual directors or officers.   In addition, U. S. investors should not assume that courts in the countries in which our assets are located (i) would enforce judgments of U.S. courts obtained in actions against us based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us based upon these laws.

There is no current trading market for our common stock, and if a market for our common stock does not develop, our investors will be unable to sell their shares.

Our common stock is not presently quoted on any stock exchange or bulletin board. There is no public market for our shares and we cannot guarantee that such a market will develop. If an active public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock does develop, our common stock may be subject to the "penny stock" rules of the SEC, which would make transactions in our stock more difficult.

The trading market for our common stock, if it develops, may be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock and making it more difficult for holders of our stock to sell their shares, as long as the shares are subject to the penny stock rules.

USE OF PROCEEDS

We will not receive any proceeds from this offering.  The selling shareholders will receive any proceeds from this offering.

DETERMINATION OF OFFERING PRICE

Until our stock is quoted on an exchange, the selling shareholders will sell their shares, if any, at the price of $0.02 per share.  This price was determined arbitrarily by management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.  After our stock is quoted on the OTC Bulletin Board, if ever, we will not determine the offering price of the common stock. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The following table sets forth the name and address of each selling shareholder, the total number of shares beneficially owned by each selling shareholder prior to the offering, the number of shares offered, and the percentage of shares owned after the offering assuming each selling shareholder sells all shares offered hereby.

				Percentage of shares
				owned after the
	Total number of	Percentage of	Number of	offering assuming
	shares owned	shares owned	shares being	all of the share are
Name	prior to offering	Prior to offering	offered	sold in the offering
Yuxian An 912 – 550 Cottonwood Ave. Coquitlam, B.C. V3J 7B4 Canada	40,000	0.95%	40,000	0.00%
Gary Buck 104 – 526 West 13th Ave. Vancouver, B.C. V5Z 1N7	200,000	4.76%	200,000	0.00%
Jason Buck 145 West 44th Ave. Vancouver, B.C. V5Y 2V3	200,000	4.76%	200,000	0.00%

Jordan Buck 3-780 West 15th Ave. Vancouver, B.C. V5Z 1R5	40,000	0.95%	40,000	0.00%

Linda Buck 3-780 West 15th Ave. Vancouver, B.C. V5Z 1R5	200,000	4.76%	200,000	0.00%

Richard Chan 5791 Langtree Ave. Richmond, B.C. V7C 4L6	40,000	0.95%	40,000	0.00%

Yibin Han 118 – 4155 Sardis St. Burnaby, B.C. V5H 1K3	40,000	0.95%	40,000	0.00%

Yingbin He 3993 Michener Court North Vancouver, B.C.	40,000	0.95%	40,000	0.00%

Thomas J. Kennedy 5646 Covey Place North Vancouver, B.C. V7R 4T8	40,000	0.95%	40,000	0.00%

Deborah Kennedy 5646 Covey Place North Vancouver, B.C. V7R 4T8	40,000	0.95%	40,000	0.00%

Robert Kennedy 5646 Covey Place North Vancouver, B.C. V7R 4T8	40,000	0.95%	40,000	0.00%

Guoliang Liu 3150 Chaucer Ave. North Vancouver, B.C. V7K 2C3	40,000	0.95%	40,000	0.00%

Yuzhi Liu 111 – 5868 Olive Ave. Burnaby, B.C. V5H 2P4	40,000	0.95%	40,000	0.00%

Ya Qin 4620 Coventry Dr. Richmond, B.C. V7C 4R2	200,000	4.76%	200,000	0.00%
Sue Morita 145 West 44th Ave. Vancouver, B.C. V5Y 2V3	200,000	4.76%	200,000	0.00%

Jody Morita 5615 Willow St. Vancouver, B.C. V5Y 2V3	40,000	0.91%	40,000	0.00%

Hua Niu 25 – 7711 Williams Rd. Richmond, B.C. V7A 1G2	40,000	0.95%	40,000	0.00%

Xiaoming Ran 201 – 4350 Beresford St. Burnaby, B.C. V5H 4K9	40,000	4.76%	40,000	0.00%

Richard X. Song 26 – 8720 Maple Grove Cres. Burnaby, B.C. V5A 4G5	40,000	0.95%	40,000	0.00%
Yuxia Wang 402 – 5189 Gaston St. Vancouver, B.C. V5R 6C7	40,000	0.95%	40,000	0.00%

Winnie Lai Wah Wing 5791 Langtree Ave. Richmond, B.C. V7C 4L6	40,000	0.95%	40,000	0.00%

Shun Rong Wu 3403 – 1111 West Pender St. Vancouver, B.C. V6E 2P4	40,000	0.95%	40,000	0.00%
Qing Xia 4 – 8291 General Currie Rd. Richmond, B.C. V6Y 1C9	40,000	0.95%	40,000	0.00%

Shenglin Xu 831 Porteau Place North Vancouver, B.C. V7H 2P8	40,000	0.95%	40,000	0.00%

Dwayne Yaretz 3302 – 939 Homer St. Vancouver, B.C. V6B 2W6	40,000	0.95%	40,000	0.00%

Peiqin Yu

831 Porteau Place North Vancouver, B.C. V7H 2P8	40,000	0.91%	40,000	0.00%

Xiao Bo Zhang 3403 – 1111 West Pender St. Vancouver, B.C. V6E 2P4	40,000	0.95%	40,000	0.00%

Shuang Zhen 26 – 8720 Maple Grove Cres. Burnaby, B.C. V5A 4G5	40,000	0.95%	40,000	0.00%

Yenyou Zheng 2772 – 1055 West Georgia St. Vancouver, B.C. V6E 3R5	40,000	0.95%	40,000	0.00%

TOTALS	2,200,000	52.38%	2,200,000	0.00%

The named parties beneficially own and have sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The selling shareholders may not actually sell all of the securities being offered.

None of the selling shareholders:  (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or (2) has ever been one of our officers or directors

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

(1) on such public markets or exchanges as the common stock may from time to time be trading;

(2) in privately negotiated transactions;

(3) through the writing of options on the common stock;

(4) in short sales, or

(5) in any combination of these methods of distribution.

The selling shareholders are required to sell our shares at $0.02 per share until our shares are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices.  The offering price has been arbitrarily determined by management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

If any selling shareholder enters into an agreement, after the effective date of this registration statement, to sell his or her shares to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, then we will file a post-effective amendment to this registration statement identifying the broker-dealer, providing the required information on the plan of distribution, revising registration statement disclosure and filing the agreement of sale as an exhibit to the registration statement. Concurrently, any such broker dealer must seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance department.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of   this prospectus, as amended from time to time, as may be required by such broker or dealer;and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

(i)

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(ii)

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;

(iii)

contains a brief, clear, narrative description of a dealer market, including "bid" and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

(iv)

contains a toll-free telephone number for inquiries on disciplinary actions;

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

(v)

contains such other information and is in such form (including language, type, size, and format) as the Commission shall  require by rule or regulation.

The broker-dealer also must provide, prior to affecting any transaction in a penny stock, the customer:

(i)

with bid and offer quotations for the penny stock;

(ii)

the compensation of the broker-dealer and its salesperson in the transaction;

(iii)

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(iv)

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

DIRECTORS AND EXECUTIVE OFFICERS

Each of our directors serves until the next annual meeting of our shareholders or until his or her successor is elected and qualified.  Each of our officers is elected by the board of directors and serves for a term of office which is at the discretion of the board of directors.  The board of directors has no nominating, audit or compensation committee.

Our executive officers and directors and their respective ages and positions as of the date of this prospectus are as follows:

Name	Age	Position

John S. Morita	58	President, Principal Executive Officer and Director

John Yinglong He	42	Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and Director

Biographical Information

John S. Morita

John Morita has been a professional accountant for over 35 years and is a member of the Certified General Accountants Association of British Columbia.  From September, 1982, to the present he has been president and CEO of North American Mortgage Corporation, a private financial services corporation which provides financial and management consulting services to public and private companies.

Mr. Morita is currently director and CFO for Venturex Explorations Inc., Columbia Yukon Explorations Inc. and International Bethlehem Mining Corp all of which are public companies listed on   the TSX- Venture Exchange.  Mr. Morita also previously served as a director of the following public companies:  Cantronic Systems Inc. (March 2005 – February, 2006), Gold Star Resources Corp. (February 2004 – November 2005), Claremont Technologies Inc. (September 2002 – December 2003), and Rampart Ventures Ltd. (February 2002 – February 2003).

John Y. L. He

John Y.L. He currently serves as Director and General Manager of Yunnan Rongshi Resources Inc. (“Rongshi”), which is engaged in mineral project evaluation and investment.  Prior to joining Rongshi, from October 2005 to November 2006, Mr. He served as General Manager of Yunnan Dilong Mining Development Ltd, which is engaged in iron ore mine development in China’s Yunnan province.  From November 2003 to September 2005, he served as Project Manager and Development Engineer for Shenzhen Languang Technologies Ltd., and from May 1988 to June, 1999, he was Project Manager and Civil Engineer for Shenzhen Development.  Mr. He obtained his M.Sc. degree in surveying and remote sensing in 1988 from Wuhan University of Mapping and Surveying, China (now part of Wuhan University) and received his Diploma in Computer Science Program from Langara College, Vancouver, Canada in September 2000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of October 31, 2007. The information in this table provides the ownership information for each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership is based on 4,200,000 shares outstanding on October 31, 2007. There are no outstanding options which are exercisable or will be exercisable within 60 days after October 31, 2007.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

John S. Morita (1) 145 West 44th Ave Vancouver, BC V5Y 2V3 Canada	1,000,000	23.81%

John Yinglong He (1) 4620 Coventry Dr Richmond, BC V7C 4R2 Canada	1,000,000	23.81%

All Officers and Directors (2 in number)	2,000, 000	47.62%

(1) This person is an officer and director of the Company

DESCRIPTION OF SECURITIES TO BE REGISTERED

General.

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001

Common Stock.

As of October 31, 2007, there were 4,200,000 shares of our common stock issued and outstanding that were held by 31 stockholders of record.

Voting Rights.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of a majority of the shares voting for the election of directors can elect all of the directors. Holders of our stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger, or an amendment to our Articles of Incorporation.  Common and preferred stock do not vote as separate classes.

Dividend Rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock.

Conversion and Redemption Rights. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Liquidation Rights. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Conversion and Redemption Rights. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

INTEREST OF NAMED EXPERTS AND COUNSEL

None.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position.  The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

DESCRIPTION OF BUSINESS

General

We were incorporated on December 19, 2006 under the laws of the state of Nevada.  We are an exploration stage company.  We do not own an interest in any property, but have the right to conduct exploration activities on one property referred to herein as the Kerrisdale Property.  The Kerrisdale Property is a mineral claim consisting of approximately 369.5 hectares (approximately 910 acres) located in the south-center region of British Columbia, Canada.

We are currently in the exploration stage. We plan to ultimately engage in the exploration of mineral properties and to exploit mineral reserves we discover that demonstrate economic feasibility, if any. We have no plans to merge with or acquire another business entity.

Background

In April 2007, Mr. Morita, our president, CEO and a member of the board of directors acquired one mineral property containing by arranging the staking of the same through Percy Cox, a non-affiliated third party. Mr. Cox is a self employed contract staker and field worker residing in Kamloops, British Columbia.

Canadian jurisdictions allow a mineral explorer to claim a portion of available Crown lands as its exclusive area for exploration by depositing posts or other visible markers to indicate a claimed area.  The process of posting the area is known as staking.  The claim is recorded in the name of Mr. Morita, one of our officers and directors, to avoid paying additional fees.   The property was selected by Mr. Morita after consulting with Mr. Cox.  No money was paid to Mr. Morita to stake and hold the claim.  Mr. Morita has signed an agreement to hold in trust for us, a 100% undivided interest in the claim and will issue a bill of sale to a subsidiary corporation to be formed by us should mineralized material be discovered on the property.

Under British Columbia law, title to British Columbia mineral claims can only be held by British Columbia residents.  In the case of corporations, title must be held by a British Columbia corporation.  Since we are an American corporation, we can never possess legal mineral claim to the land.  In order to comply with the law we be required to incorporate a British Columbia wholly owned subsidiary corporation and obtain audited financial statements.   We have elected not to create the subsidiary at this time, but will do so if mineralized material is discovered on the property.

All Canadian lands and minerals which have not been granted to private persons are owned by either the federal or provincial governments in the name of Her Majesty.  Ungranted minerals are commonly known as Crown minerals.  Ownership rights to Crown minerals are vested by the Canadian Constitution in the province where the minerals are located.  In the case of the Company's property, that is the province of British Columbia.

In the nineteenth century, the practice of reserving the minerals from fee simple Crown grants was established.  Legislation now ensures that minerals are reserved from Crown land dispositions.  The result is that the Crown is the largest mineral owner in Canada, both as the fee simple owner of Crown lands and through mineral reservations in Crown grants.  Most privately held mineral titles are acquired directly from the Crown.  Our property is one such acquisition.  Accordingly, fee simple title to our property resides with the Crown.  That means that the Crown owns the surface and minerals.

Our claim is a mineral lease issued pursuant to the British Columbia Mineral Act.  The lessee has exclusive rights to mine and recover all of the minerals contained within the surface boundaries of the lease continued vertically downward.

The property is unencumbered. Accordingly, there are no claims, liens, charges or liabilities against the property.  In addition, there are no native land claims or other types of competitive claims against the property through which an unaffiliated third party could claim an interest in the property.

Claims

The following is a list of tenure numbers, claim, date of recording and expiration date of our claims:

Claim No.	Document Description	Recording	Expiration

550556	KERRISDALE1	1-29-2007	1-29-2008

Our claim consists of 18 contiguous units comprising of a total of 369.5 hectares.

The amount of assessment work required to hold the claims in good standing is $4.00 per Hectare for the first 3 years, then $8.00/Hectare after that.  For the Kerrisdale Property the block of claims totals 369.5 Hectares, so the amount required for the first three years is CDN $1478.00 (approximately US$_____) per year minimum.  In June 2007, we engaged with Jamie Pardy, a professional geologist, to have carried out the first geological work on the claim. A geological and geochemical report was written and submitted to the Ministry of Energy & Mines, British Columbia, Canada. The total cost of the work was $CND3,956.56. With the assessment work, the claim in good standing has now been extended to January 29, 2010. In the event that our exploration program does not find mineralized material, Mr. Morita will allow the claim expires and we will cease activities.

The property was selected because copper, gold and platinum has been discovered in the area.

Location and Access

The Kerrisdale 550556 property is located approximately 12 km by road north-northwest of the Village of Logan Lake, BC and approximately 42 km due west-southwest of the City of Kamloops. Road access is made from Logan Lake by driving 5.9 km north on Hwy 97C then north-west 7 km on loose surface roads to the western limits of the claim block.  The tenure is located on BCGS map sheet 092I056. The centre of the property lies at UTM Zone 10, 0650006E, 5602359N. The property can be easily accessed for day trips from Logan Lake, Kamloops or even the Lower Mainland area. An electric power transmission line cross the tenure at its eastern end and a larger higher capacity line also transects the property further improving road access with transmission line trails. A Federal Corrections Canada camp facility and a homestead lie at the eastern limits of the tenure.

MAP 1

MAP 2

Kerrisdale 550556

551195
1179
Tunkwa Park
332395
550556
1126
1194
126
1247
1285
553523
1366
550558
921.057
921.056
528849
1187
1150
1235
552937
1327
1378
528848
1212
1122
1386
1197
554713
1246
1053
921.046
1100
1098
921.047
220822
0
900
1800 m
Map center: 50° 31' 58" N, 120° 50' 52" W

Fort St. John
Terrace
Quesnel
Williams Lake
Revelstoke
Vernon
Vancouver
Trail
Victoria

Legend

Indian Reserves
National Parks
Parks

Mineral Tenures (Mineral - LRDW)

Mineral Claim
Mineral Lease

Reserves (Mineral - LRDW Sites)

Placer Claim Designation
Placer Lease Designation
No Staking Reserve
Conditional Reserve
Release Required Reserve
Surface Restriction
Recreation Area
Others

Mining Division (MTO)

Survey Parcels

BCGS Grid

Contours (1:250K)

Contour - Index
Contour - Intermediate
Areaof Exclusion
Areaof Indefinite Contours

Transportation - Points (TRIM)

Helipad

Transportation - Lines (TRIM)

Airfield
Airport
Airstrip
Airport.Abandoned
Ferry Route
Road (Gravel Undivided) - 1 Lane
Road (Gravel Undivided) - 2 Lanes

Scale: 1:50,000

This map is a user generated static output from an Internet mapping site and is for general reference only. Data layers that appear on this map may or may not be accurate, current, or otherwise reliable. THIS MAP IS NOT TO BE USED FOR NAVIGATION.

 PROPERTY GEOLOGY

Kerrisdale 550556 lies across the northeastern boundary of the Late Triassic-Early Jurassic age Guichon Creek batholith.  The Kerrisdale Property is mapped by the BC Geological Survey (Massey, MacIntrye, Desjardins, Cooney, 2005) as underlain by the Border Phase of the Guichon Creek batholith and the Nicola Group volcanic rocks, however no outcrop is observed on the property. The thickness of the evident glacial overburden deposits is not exactly known, but is exposed in a number of road cuts through the property.

The western 1/3 to 1/2 of the property is most interesting geologically based on regional scale government maps that indicate that it is underlain by the rocks of the Guichon Creek batholith, albeit the Border phase component that is not known to host economically viable copper-molybdenum deposits that occur in the interior phases of the pluton.

The most significant mineral deposit model applicable to exploration in the area are large calcalkalic type copper-molybdenum deposits.   Diatomite is also reported to occur approximately ½ km north of the property boundary (MINFILE 092INE163 Guichon Creek) in a meadow located just east of Guichon Creek about 4 kilometres south of Tunkwa Lake, but within the Tunkwa Provincial Park.

INITIAL EXPLORATION PROGRAM

Our initial work on the Kerrisdale Property was completed in June, 2007 by Jamie Pardy and a field assistant and included prospecting and a soil geochemical survey.

Property orientation and initial prospecting for outcrop and mapping of overburden boulders was conducted on day one, prospecting and soil sampling was completed on day two and further prospecting for outcrop and mineralization was completed on day three. More detailed prospecting and the soil sampling focused on the western ½ of the property where bedrock is mapped as Guichon Creek batholith. One part of the claim was off limits to access due to the presence of a Federal Corrections Canada camp and a homestead located in the low-lying Guichon Creek watercourse, namesake of the plutonic rocks of the area. From vantage points to the west and east, no outcrop was visible in the low-lying Guichon Creek watercourse area.

No outcrop or mineralizied rock was found on the property. A mantle of glacial till of undetermined thickness covers the property. Numerous well-rounded boulders of medium-grained granodiorite and fine-grained, fresh mafic volcanic rocks occur in the glacial till. A small number of intermediate to mafic volcanic rock boulders also occur in the till and are interpreted to be Nicola Group volcanic rocks. The granodiorite boulders are almost certainly part of the Guichon Breek batholith Border phase.

In total 23 soil samples were collected along 3 separate soil lines along ridges.  Samples were taken approximately 100 metres apart. Soil samples were collected as the only practical and applicable method to obtain some form of geochemical data, although the effectiveness of the sampling method is unknown in terms of ability to detect bedrock conditions at an unknown depth. One sample with slightly anomalous copper geochemistry (93.3 ppm Cu) could be attributable to mineralized float and the moisture and clay component of the soil at the sample collection point could also be partially responsible for the slightly elevated value.  No outcrop or boulders with copper mineralization were seen in the area. There were no soil samples with anomalous molybdenum or anomalous gold geochemistry.

Soil samples were treated with Acme Analytical Labs’s SS80 soil sample preparation and Group 1DX analysis package. Soil samples dried at 60 degrees C, then 100 grams was sieved to -80 mesh; a 15.0 gram sample was leached with 90 ml 2-2-2 HCL-HNO3-H2O at 95 deg. C for one hour, diluted to 300 ml and analysed by ICP-MS. In-house quality assurance and control of Acme Analytical Labs was relied upon for this basic soil sampling program.

There were no significant results from the limited 2007 survey conducted on the Kerrisdale Property.

FURTHER EXPLORATION PROGRAM

We intend to implement a further  exploration program for copper mineralization in altered rocks of the Border (Hydrid) phase of the Guichon Creek plutonic rocks.  A field program involving core sampling and covering the area surrounding the tenure (north, south, and west) will be required.

We estimate the cost of core sampling will be approximately $20.00 per foot drilled.  A drilling rig is required to take the core samples.  The cost of the drilling rig is included in the drilling cost per foot.  We will drill approximately 1,000 linear feet or ten holes. We estimate that it will take up to three months to drill the holes to a depth of 100 feet. We will pay an exploration consultant up to a maximum of $5,000 per month for his services during the three month period or a total of $15,000.  The consultant will be responsible for managing the project, supervising the core sampling, and hiring subcontractors to perform work on the property.  Our employees will not have involvement in the work performed, but will be overseeing everything.  The total cost for analyzing the core samples will be $3,000.

If we are unable to complete exploration because we do not have enough money, we will cease activities until we raise more money. If we cannot or do not raise more money, we will cease activities. If we cease activities, we don't know what we will do and we don't have any plans to do anything else.

We anticipate starting further exploration activities in the spring of 2008, weather permitting.

If we do not find mineralized material on the property, it is anticipated that Mr. Morita will allow the claim to expire and we will cease activities.

COMPETITION

The copper and gold mining industry is fragmented.  We compete with other exploration companies looking for copper and gold.  We are one of the smallest exploration companies in existence.    While we compete with other exploration companies, there is no competition for the exploration or removal or mineral from our property.  Readily available gold markets exist in Canada and around the world for the sale of gold.  Therefore, we will be able to sell any gold that we are able to recover.

GOVERNMENT REGULATIONS

Our mineral exploration program is subject to the British Columbia Mineral Tenure Act Regulation.  This act sets forth rules for

*	locating claims

*	working claims
*	reporting work performed

We are also subject to the British Columbia Mineral Exploration Code which regulates how and where we can explore for minerals.  We must comply with these laws to operate our business.  Compliance with these rules and regulations will not adversely affect our activities.  These regulations will not impact our exploration activities.  The only current costs we anticipate at this time are reclamation costs.  Reclamation costs are the costs of restoring the property to its original condition should mineralized material not be found.  We estimate that it will cost between $8,000 and $12,000 to restore the property to its original condition, should mineralized material not be found.  The variance is based upon the number of holes that are drilled by us.

ENVIRONMENTAL LAWS

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia.  This code deals with environmental matters relating to the exploration and development of mineral properties.  Its goals are to protect the environment through a series of regulations affecting:

1.	Health and Safety
2.	Archaeological Sites
3.	Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities to prevent unnecessary damage to the property.

We will secure all necessary permits for exploration and, if development is warranted on the property, will file final plans of operation before we start any mineral activities.  We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation.  No endangered species will be disturbed.  Restoration of the disturbed land will be completed according to law.  All holes, pits and shafts will be sealed upon abandonment of the property.  It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our activities and know what that will involve from an environmental standpoint.

We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business activities in the future.

Exploration stage companies have no need to discuss environmental matters, except as they relate to exploration activities.  The only "cost and effect" of compliance with environmental regulations in British Columbia is returning the surface to its previous condition upon abandonment of the property.  We cannot speculate on those costs in light of our ongoing plans for exploration.  When we are ready to drill, we will notify the B.C. Inspector of Mines.  He will require a bond to be put in place to assure that the property will be restored to its original condition.  We have estimated the cost of restoring the property to be between $8,000 to $12,000, depending upon the number of holes drilled.

EMPLOYEES

At present, we have no employees, other than our officers and directors.  Our officers and directors are part-time employees and will devote about 10% of their time to our operation.  Our officers and directors do not have employment agreements with us.  We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt plans in the future.  There are presently no personal benefits available to our officers and directors.   We intend to use the services of subcontractors for manual labor exploration work on our properties.

MANAGEMENT'S DISCUSSION AND ANALYSIS

Certain statements in this prospectus are what are known as “forward-looking statements,” which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as “plans,” “intends,” “hopes,” “seeks,” “anticipates,” “expects,” and the like, often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading “Risk Factors.”  These and other factors may cause our actual results to differ materially from any forward- looking statement.  We caution you not to place undue reliance on these forward-looking statements.  Although we base these forward-looking statements on our expectations, assumptions, and projections about future events, actual events and results may differ materially, and our expectations, assumptions, and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

Overview

We were incorporated December 19, 2006 under the laws of the State of Nevada.  We are a start-up, exploration stage corporation and have not yet generated or realized any revenues from our business activities.   We do not own any interest in any property, but merely have the right to conduct exploration activities on the Kerrisdale Property.   We have completed limited initial exploration work on the Kerrisdale Property and intend to initiate further exploration activities commencing in spring, 2008.

If we are unable to complete the intended further exploration activities because we don't have enough money, we will cease activities until we raise more money.  If we cannot raise more money to complete the planned exploration program, it is anticipated that we will cease activities.  Even if we complete our further exploration program and it is successful in identifying a mineral deposit, there is no assurance that we will continue operations because we would be required to raise substantial additional funds for purposes of further drilling and engineering studies before we would know if we have a commercially viable mineral deposit.

Plan of Operations; Milestones

The following are our milestones:

1. In June, 2007, the initial geological work on the Kerrisdale Property was completed and a preliminary geological report was produced.

2.  Spring, 2008 - retain a consultant to manage the exploration of the property. - Maximum cost of $15,000.  Time of retention: 0-90 days.

3.  May to August 2008 - Core drilling.  Core drilling will cost $20.00 per foot.  The number of holes to be drilled will be dependent upon the amount raised from the offering.  Core drilling will be subcontracted to non-affiliated third parties.  No power source is need for core drilling.  The drilling rig operates on diesel fuel.  All electric power need, for light and heating while on the property will be generated from gasoline powered generators.  Time to conduct the core drilling - 90 days.

4.  August to October 2008 - Have an independent third party analyze the samples from the core drilling.  Determine if mineralized material is below the ground.  If mineralized material is found, define the body.  We estimate that it will cost $3,000 to analyze the core samples and will take 30 days.

Results of Activities

From Inception on December 19, 2006

We acquired the right to explore the Kerrisdale Property.  We do not own any interest in the Kerrisdale Property, but merely have the right to conduct exploration activities on it under the terms of an agreement with our President, John Morita.  We have conducted the initial exploration work on the property in June 2007, and will begin our further exploration in May 2008.

Since inception, we have spent a total of $3,737 on staking and initial exploration work on the Kerrisdale Property.

Liquidity and Capital Resources

As of the date of this prospectus, we have yet to generate any revenues from our business activities.

In January 2007, we issued 2,000,000 shares of common stock through a private placement pursuant to section Regulation S of the Securities Act of 1933 to our officers and directors, Mr. Morita and Mr. He for total consideration of $4,000.00.

In March 2007, we completed a private placement of 1,200,000 restricted shares of common stock to six individuals pursuant to Reg. S of the Securities Act of 1933 and raised $9,600.00.

In July 2007, we completed a private placement of 1,000,000 restricted shares of common stock to twenty-five individuals pursuant to Reg. S of the Securities Act of 1933 and raised $20,000.

As of October 31, 2007, our total assets were $ 29,495 , and we had no liabilities.

DESCRIPTION OF PROPERTY

Our executive offices are located at 750 West Pender, Suite 804, Vancouver, British Columbia, Canada.  John Morita provides this office space to us free of charge and we have no lease.  These offices are suitable for our current needs, and we will use these offices for the foreseeable future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2007, we issued a total of 2,000,000 shares of our common stock to our officers and directors, Mr. Morita and Mr. He, for total consideration of $4,000.  The shares were sold in a private placement transaction pursuant to Regulation S under the Securities Act of 1933.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

There are currently no outstanding options or warrants to purchase, or security convertible into, our common shares.  We are not publicly offering and not proposing to publicly offer any common shares.

Our outstanding common shares are held by 33 shareholders of record.

We have not paid cash dividends in the past, nor do we expect to pay cash dividends for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our business.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to the compensation we paid to our officers and directors during the fiscal year ended July 31, 2007.

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Other
				Annual	Restricted	Securities
				Compen-	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	sation	Award(s)	Options /	Payouts	Compen-
Position [1]	Year	($)	($)	($)	($)	SARs (#)	($)	sation ($)

John S. Morita	2007	0	0	0	0	0	0	0
President and Director

John Yinglong He	2007	0	0	0	0	0	0	0
Secretary, Treasurer
and Director

[1]

All compensation received by the officers and directors has been disclosed.

Future compensation of officers will be determined by the Board of Directors based upon the financial condition, financial requirements and performance of the Company, and individual performance of each officer.

Director Compensation

At this time, no compensation has been scheduled for members of the Board of Directors or officers, and no compensation has been paid for the last year. The following table provides summary information concerning compensation awarded to, earned by, or paid to any of our directors for all services rendered to the Company in all capacities for the fiscal year ended July 31, 2007.

Name	Salary/Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation	Total Compensation
John S. Morita	--	--	--	--	--	--	--
John YL He	--	--	--	--	--	--	--

Employment Agreements

We do not have any employment agreements with any officers or employees.

LEGAL MATTERS

Frascona, Joiner, Goodman and Greenstein, P.C. of Boulder, Colorado will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Madsen & Associates CPA’s, Inc., Chartered Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, the financial statements at July 31, 2007 and for the period then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Financial Statements for the Three Months Ended October 31, 2007
Balance Sheet s	32

Statement of Operations	33

Statement of Changes in Stockholders’ Equity	34

Statement of Cash Flows	35

Notes to Financial Statements	36

Audited Financial Statements for the Period Ended July 31, 2007

Report of Independent Registered Public Accounting Firm

Balance Sheet

Statement of Operations

Statement of Changes in Stockholders’ Equity

Statement of Cash Flows

Notes to Financial Statements

KERRISDALE MINING CORPORATION

UNAUDITED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED OCTOBER 31, 2007

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company

BALANCE SHEETS

October 31, 2007

	Oct. 31, 2007	July 31, 2007
CURRENT ASSETS
Cash	$ 29,495	$ 30,354
Total Current Assets	29,495	30,354

TOTAL ASSETS	$ 29,495	$ 30,354

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts Payable	$ -	$ -
Total Current Liabilities	-	-

Total Liabilities	-	-

STOCKHOLDERS' EQUITY

Common stock
75,000,000 shares authorized, at $.001 par
value; 4,200,000 issued and outstanding	4,200	4,200
Capital in excess of par value	29,891	29,891
Deficit accumulated during the pre-exploration stage	(4,596)	(3,737)
Total Stockholders' Equity	29,495	30,354

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 29,495	$ 30,354

See the accompanying notes to the financial statements

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company

STATEMENT OF OPERATIONS

October 31, 2007

		For the period Dec. 19, 2006 (date of inception) to Oct. 31, 2007
	3 months ended Oct. 31, 2007

REVENUES	$ -	$ -

EXPENSES

Administrative and development	859	4,596

Total operating expenses	859	4,596

NET OPERATING LOSS	(859)	(4,596)

NET LOSS	$ (859)	$ (4,596)

NET LOSS PER
COMMON SHARE	$ (0.00)

WEIGHTED AVERAGE
SHARES OUTSTANDING	4,200,000

See the accompanying notes to the financial statements

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Period December 19, 2006 (date of Inception) to October 31, 2007

	Common Stock		Capital in Excess of Par Value
				Accumulated Deficit
	Shares	Amount
Balance December 19, 2006
(Date of Inception)	-	$ -	$ -	$ -

Issuance of common stock from
inception to July 31, 2007	4,200,000	4,200	29,891	-

Net loss from operations for the
period Dec. 19, 2007 (Date of Inception)
to July 31, 2007	-	-	-	(3,737)

Net loss from operations for the
three months ended Oct. 31, 2007				(859)

Balance at Oct. 31, 2007	4,200,000	$ 4,200	$ 29,891	$ (4,596)

See the accompanying notes to the financial statements

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company)

STATEMENT OF CASH FLOWS

October 31, 2007

			For the period Dec. 19, 2006 (date of inception) to Oct. 31, 2007
		3 months ended Oct. 31, 2007

Cash flows from operating activities:
Net (loss)		$ (859)	$ (4,596)
Net cash used in operating activities		$ (859)	$ (4,596)

Cash flows from investing activities:
Proceeds from issuance of common stock		$ -	$ 34,091
Net cash used by investing activities		-	34,091

Net increase (decrease) in cash and cash equivalents		(859)	29,495
Cash and cash equivalents, beginning of period		30,354	-

Cash and cash equivalents, end of period		$ 29,495	$ 29,495

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Interest Paid	$ -
Taxes Paid	$ -

See the accompanying notes to the financial statements

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

October 31, 2007

1.  ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on December 19, 2006 with the name “Kerrisdale Mining Corporation” with authorized common stock of 75,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties.  At the report date mineral claims, with unknown reserves, had been acquired.  The Company has not established the existence of a commercially minable ore deposit and therefore is considered to be in the pre-exploration stage.

The Company has elected to have its fiscal year end on July 31.

2.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not adopted a policy regarding payment of dividends to its shareholders.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity, at the time of purchase, of less than three months, to be cash equivalents.

Basic and Diluted Net Income (Loss) Per Share

Basic net incomes (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes anti-dilutive and then only the basic per share amounts are shown in the report.

Environmental Requirements

At the report date environmental requirements related to the mineral claim interests acquired are unknown and therefore an estimate of any future cost cannot be made.

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

October 31, 2007

Foreign Currency Translation

Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gain or loss from the translations is recognized. US dollars are considered to be the functional currency.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due their short term maturities.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

At October 31, 2007 the Company had net operating losses available for carry forward of    $4,596. The tax benefit of approximately $1,377 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful as the Company is unable to establish a predictable projection of operating profits for future years.

The net operating loss carryover will expire in 2027.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

Financial and Concentration Risks

The Company does not have any concentration or related financial credit risk.

Revenue Recognition

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

October 31, 2007

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

3.

ACQUISITION OF MINING CLAIMS

The company was organized for the purpose of exploring and assessing the mineral potential of the Kerrisdale property.  This property is located in south-central British Columbia, Canada.  The Kerrisdale Property consists of 1 Cell claim totaling 369.5 hectares registered on January 29, 2007 with a Good-to-Date of January 29, 2008.

The claim has not been proven to have commercially recoverable reserves and therefore the acquisition and exploration costs have been expensed.

4.

CAPITAL STOCK

During the period of December 19, 2006 (date of inception) to July 31, 2007 the Company issued 4,200,000 private placement shares of common stock for $34,091.  There were no outstanding stock warrants or options at any time during the period.

5.

SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officers-directors of the Company have acquired 47.6 % of the common stock issued.

6.

GOING CONCERN

The Company will need additional working capital for its future planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern.  Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective, through short term related party loans, long term financing, and additional equity funding, which will enable the Company to operate for the coming year.

KERRISDALE MINING CORPORATION

FINANCIAL STATEMENTS

JULY 31, 2007

MADSEN & ASSOCIATES. CPA’s INC.                         684 East Vine St.   #3

Certified Public Accountants and Business Consultants                    Murray, Utah 84107

                         Telephone 801-268-2632

Board of Directors

Kerrisdale Mining Corporation

Vancouver BC Canada

    REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Kerrisdale Mining Corporation at July 31, 2007, and the related statement of operations, changes in stockholders' equity, and cash flows for the period December 19, 2006 (date of inception) to July 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kerrisdale Mining Corporation at July 31, 2007 and the statement of operations, and cash flows for the for the period December 19, 2006 (date of inception) to July 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

August 28, 2007                          /s/ Madsen & Associates, CPA’s Inc.

Murray, Utah

ASSETS
CURRENT ASSETS

Cash	$ 30,354

Total Current Assets	30,354

Total Assets	$ 30,354

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES

Accounts Payable	$ 0

Total Current Liabilities	0

Total Liabilities	0

STOCKHOLDERS’ EQUITY

Common Stock – 75,000,000 shares authorized at $.001 par value; 4,200,000 shares issued and outstanding	4,200
Additional Capital Paid In	29,891
Deficit accumulated during the pre- exploration stage	(3,737)
Total Stockholders’ Equity	30,354

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 30,354

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company)

BALANCE SHEET

July 31, 2007

See accompanying notes to the financial statements.

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company)

STATEMENT OF OPERATIONS

For the Period December 19, 2006 (Date of Inception) to July 31, 2007

REVENUES	$ 0

EXPENSES

Administrative and development	3,737

Total operating expenses	3,737

NET OPERATING LOSS	(3,737)

OTHER INCOME AND EXPENSES	0

NET LOSS	$ (3,737)

BASIC NET LOSS PER COMMON SHARE	$ 0.00

WEIGHTED AVERAGE SHARES OUTSTANDING	2,625,000

See accompanying notes to the financial statements.

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Period December 19, 2006 (Date of Inception) to July 31, 2007

	Common Stock		Capital in Excess of Par Value	Accumulated Deficit
	Shares	Amount
Balance December 19, 2006 (Date of Inception)	0	$ 0	$ 0	$ 0

Issuance of common stock from inception to July 31, 2007	4,200,000	4,200	29,891	0

Net loss from operations for the period ended July 31, 2007	0	0	0	(3,737)

Balance at July 31, 2007	4,200,000	$ 4,200	$ 29,891	$ (3,737)

See accompanying notes to the financial statements.

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company)

STATEMENT OF CASH FLOWS

For the Period December 19, 2006 (Date of Inception) to July 31, 2007

CASH FLOWS FROM OPERATION ACTIVITIES
Net loss	$ (3,737)
Net cash used in operating activities	(3,737)
CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from issuance of common stock	34,091
Net cash provided by financing activities Net increase in cash and cash equivalents	34,091 30,354

Cash and cash equivalents, beginning of period	0

Cash and cash equivalents, end of period	$ 30,354

SUPPLMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid $ 0 Taxes paid $ 0

See accompanying notes to the financial statements.

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

July 31, 2007

1.  ORGANIZATION

The Company was incorporated under the laws of the State of Nevada on December 19, 2006 with the name “Kerrisdale Mining Corporation” with authorized common stock of 75,000,000 shares at $0.001 par value.

The Company was organized for the purpose of acquiring and developing mineral properties.  At the report date mineral claims, with unknown reserves, had been acquired.  The Company has not established the existence of a commercially minable ore deposit and therefore is considered to be in the pre-exploration stage.

The Company has elected to have its fiscal year end on July 31.

7.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not adopted a policy regarding payment of dividends to its shareholders.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity, at the time of purchase, of less than three months, to be cash equivalents.

Basic and Diluted Net Income (Loss) Per Share

Basic net incomes (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of any common share rights unless the exercise becomes anti-dilutive and then only the basic per share amounts are shown in the report.

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

July 31, 2007

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Environmental Requirements

At the report date environmental requirements related to the mineral claim interests acquired are unknown and therefore an estimate of any future cost cannot be made.

Foreign Currency Translation

Part of the transactions of the Company were completed in Canadian dollars and have been translated to US dollars as incurred, at the exchange rate in effect at the time, and therefore, no gain or loss from the translations is recognized. US dollars are considered to be the functional currency.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their estimated fair values due their short-term maturities.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

At July 31, 2007 the Company had net operating losses available for carry forward of    $3,737. The tax benefit of approximately $1,120 from the loss carry forward has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful as the Company is unable to establish a predictable projection of operating profits for future years.

The net operating loss carryover will expire in 2027.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its financial statements.

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

July 31, 2007

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial and Concentration Risks

The Company does not have any concentration or related financial credit risk.

Revenue Recognition

Revenue will be recognized on the sale and delivery of a product or the completion of a service provided.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

8.

ACQUISITION OF MINING CLAIMS

The company was organized for the purpose of exploring and assessing the mineral potential of the Kerrisdale property.  This property is located in south-central British Columbia, Canada.  The Kerrisdale Property consists of 1 Cell claim totaling 369.5 hectares registered on January 29, 2007 with a Good-to-Date of January 29, 2009.

The claim has not been proven to have commercially recoverable reserves and therefore the acquisition and exploration costs have been expensed.

9.

CAPITAL STOCK

During the year ended July 31, 2007 the Company issued 4,200,000 private placement shares of common stock for $34,091.  There were no outstanding stock warrants or options at any time during the period.

10.

SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officers-directors of the Company have acquired 47.6 % of the common stock issued.

KERRISDALE MINING CORPORATION

(Pre-Exploration Stage Company)

NOTES TO FINANCIAL STATEMENTS

July 31, 2007

11.

GOING CONCERN

The Company will need additional working capital for its future planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern.  Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will accomplish this objective, through short term related party loans, long term financing, and additional equity funding, which will enable the Company to operate for the coming year.

PART II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified as provided by the Delaware Revised Statutes and our bylaws.

Under the Delaware Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1)

a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)

a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)

a transaction from which the director derived an improper personal profit; and

(4)

willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Delaware law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)

such indemnification is expressly required to be made by law;

(2)

the proceeding was authorized by our Board of Directors;

(3)

such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Delaware law; or

(4)

such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE	AMOUNT

SEC Registration Fee	$1.35

Accounting fees and expenses (1)	$5,000

Legal fees and expenses (1)	$15,000

Trustee’s and transfer agent costs (1)	$500

Miscellaneous (1)	$5,000

TOTAL (1)	$25,501.35

(1) Estimated

RECENT SALES OF UNREGISTERED SECURITIES.

Name	Date	Securities Sold Common Stock	Purchase Price Per Share	Aggregate Purchase Price

Yuxian An	7/16/07	40,000	$0.02	$800

Jordan Buck	7/16/07	40,000	$0.02	$800

Richard Chan	7/16/07	40,000	$0.02	$800

Yibin Han	7/16/07	40,000	$0.02	$800

Yingbin He	7/16/07	40,000	$0.02	$800

Thomas J. Kennedy	7/16/07	40,000	$0.02	$800

Deborah Kennedy	7/16/07	40,000	$0.02	$800

Robert Kennedy	7/16/07	40,000	$0.02	$800

Guoliang Liu	7/16/07	40,000	$0.02	$800

Michelle Z. Liu	7/16/07	40,000	$0.02	$800

Yuzhi Liu	7/16/07	40,000	$0.02	$800

Jody Morita	7/16/07	40,000	$0.02	$800

Hua Niu	7/16/07	40,000	$0.02	$800

Xiaoming Ran	7/16/07	40,000	$0.02	$800

Richard X. Song	7/16/07	40,000	$0.02	$800

Yuxia Wang	7/16/07	40,000	$0.02	$800

Winnie Lai Wah Wing	7/16/07	40,000	$0.02	$800

Shun Rong Wu	7/16/07	40,000	$0.02	$800

Qing Xia	7/16/07	40,000	$0.02	$800
Shenglin Xu	7/16/07	40,000	$0.02	$800

Dwayne Yaretz	7/16/07	40,000	$0.02	$800

Peiqin Yu	7/16/07	40,000	$0.02	$800

Xiao Bo Zhang	7/16/07	40,000	$0.02	$800

Shuang Zhen	7/16/07	40,000	$0.02	$800

Yenyou Zheng	7/16/07	40,000	$0.02	$800

Ya Qin	3/8/07	200,000	$0.008	$1,600

Sue Morita	3/8/07	200,00	$0.008	$1,600

Yingzhe He	3/8/07	200,000	$0.008	$1,600

Gary Buck	3/8/07	200,000	$0.008	$1,600

Jason Buck	3/8/07	200,000	$0.008	$1,600

Linda Buck	3/8/07	200,000	$0.008	$1,600

John S. Morita	1/16/07	1,000,000	$0.002	$2,000

John Yinglong He	1/16/07	1,000,000	$0.002	$2,000

TOTALS		4,200,000

EXHIBITS.

The following exhibits are included as part of this Form SB-2.

Exhibit Number	Description

3.1	Articles of Incorporation
3.2	By-Laws
4.1	Sample Share Certificate
5.1	Opinion of Counsel *
10.1	Agreement dated on April 27, 2007 with John Morita to hold Kerrisdale Property in Trust
23.1	Consent of Independent Registered Public Accountant *
23.2	Consent of Counsel (included in Exhibit 5.1) *
23.3	Consent of Geologist

* Filed herewith

UNDERTAKINGS.

The undersigned hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act:

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

(6) In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(7) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, Kerrisdale Mining Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Canada, on January 18 , 200 8 ..

KERRISDALE MINING CORPORATION.

/s/ John S. Morita
President, Principal Executive Officer

/s/ John Yinglong He

Principal Financial Officer, Principal Accounting Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ John S. Morita
President, Principal Executive Officer, Director

/s/ John Yinglong He

Principal Financial Officer, Principal Accounting Officer, Director

Date: January 18 , 200 8